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                                                                EXHIBIT 10.32



                             STOCK OPTION AGREEMENT
                             (Non Officer Options)

                                                     Dated as of: April 24, 1997

To:  _____________________

         Pursuant to resolutions of the Board of Directors of Somanetics Corporation (the "Company"), the Company hereby grants to you an option (the "Option") to purchase up to _________________ (_______) Common Shares, par value $.01 per share, of the Company (the "Shares") at $____ per Share, upon the terms and conditions contained in this Stock Option Agreement.

         1. The Option herein granted may not be transferred by you otherwise than by will or by the laws of descent and distribution, and during your lifetime the Option is exercisable only by you.

         2.      (a)     Subject to the other terms of this Option, you may
exercise the Option in accordance with the following schedule:

                         (i)  Between the date of this option and April __,
1998, none of the Shares may be purchased.

                         (ii)  Commencing April __, 1998, one-fourth (1/4) of
the Shares may be purchased.

                         (iii) Commencing April __, 1999, an additional
one-fourth (1/4) of the Shares may be purchased.

                         (iv)  Commencing April __, 2000, an additional
one-fourth (1/4) of the Shares may be purchased.

                         (v)  Commencing April __, 2001, the final one-fourth
(1/4) of the Shares may be purchased.

Notwithstanding anything in this Option to the contrary, the Option shall be exercisable to purchase all of the Shares immediately, to the extent not already purchased, (i) ten (10) business days before the consummation of a "Transaction" as defined in Paragraph 16 of the Somanetics Corporation 1997 Stock Option Plan (the "1997 Plan"), which definition is incorporated into this Option by reference and shall bind you and the company as if set forth in full in this Option, and (ii) upon the acquisition by any person, entity or group
(as defined pursuant to Section 13(d) of the Securities Exchange Act of 1934,
as amended) of 51% or more of the Company's outstanding voting securities.
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               (b)      Subject to earlier termination in accordance with the
provisions of Paragraph 13 of the 1997 Plan (which provisions are incorporated into this option by reference and shall bind you and the Company as if set forth in full in this Option; references in such Paragraph 13 to "Participant", "option", "Nonqualified Option" and "Plan" shall be deemed references to you, this Option, this Option and this Option, respectively, for all purposes under this Option), the Option shall expire (to the extent not previously exercised) on April 24, 2007.

     3. The Option shall be exercised by giving a written notice of exercise to the Treasurer of the Company. Such notice shall specify the number of Shares to be purchased and shall be accompanied by payment in full (in the manner set forth in Paragraph 10 of the 1997 Plan, which paragraph is incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option) of the aggregate option price for the number of Shares purchased. The Company shall cause the Common Shares underlying the Option to be registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on the appropriate form and as required under any applicable state or foreign securities or Blue Sky laws. Such exercise shall be effective only upon the actual receipt of such written notice and no rights or privileges of a shareholder of the Company in respect of any of the Shares issuable upon the exercise of any part of the Option shall inure to you, or any other person entitled to exercise the Option, unless and until certificates representing such Shares shall have been issued, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such Shares, except as provided in paragraphs 6 and 7.

     4. If upon the exercise of the Option there shall be payable by the Company or a subsidiary any amount for income tax withholding, in the Company's Board of Directors' sole discretion, either you shall pay such amount to the Company, or the number of Shares delivered by the Company to you shall be appropriately reduced, to reimburse the Company for such payment. The Company's Board of Directors may, in its sole discretion, permit you to satisfy such withholding obligations, in whole or in part, by electing to have the number of Shares delivered or deliverable by the Company upon exercise of this Option appropriately reduced, or by electing to tender Common Shares back to the Company subsequent to exercise of the Option, to reimburse the Company for such income tax withholding. The Company's Board of Directors may make such other arrangements with respect to income tax withholding as it shall determine.

     5. It is understood and agreed that nothing contained in the this Agreement, nor any action taken by the Board, shall confer upon you any right with respect to the continuation of your employment by, or other service to, the Company or any subsidiary, nor interfere in any way with the right of the Company or a subsidiary to terminate your employment or other service at any time.

     6. The provisions of Paragraph 16 of the 1997 Plan are incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option. References in such Paragraph 16 to "Participant", "stock option" and "Plan" shall be deemed references to you, this Option and this Option, respectively, for all purposes under this Option.





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     7.      Subject to Paragraph 16 of the 1997 Plan, the number and type of shares subject to the Option and the option price with respect to the Option shall be subject to such adjustment as the Committee (as defined in Paragraph 1(b) of the 1997 Plan, which definition is incorporated into this Option by reference and shall bind you and the Company as if set forth in full in this Option), in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, statutory share exchanges or reorganizations of or by the Company, such adjustments to be the same as the adjustments such Committee deems appropriate for options outstanding under the 1997 Plan. However, no fractional shares shall be issued pursuant to the Option, and any fractional shares resulting from such adjustments shall be eliminated from this Option.

                                                        Very truly yours,

                                                        SOMANETICS CORPORATION,
                                                        a Michigan corporation

                                                        By:
                                                           ---------------------

                                                        Its:
                                                            --------------------

The above is agreed to and
accepted.

--------------------------

Dated:
      --------------------





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